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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Engage Technologies, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP

Boston, Massachusetts

June 11, 1999